    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2001

                                                   REGISTRATION NO. 333- _______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                                                         NO. 94-2967523
  (State or Other Jurisdiction of                                                            (I.R.S. Employer
  Incorporation or Organization)                                                            Identification No.)

                               5929 COLLEGE AVENUE
                                OAKLAND, CA 94618
               (Address of Principal Executive Offices - Zip Code)


             DREYER'S GRAND ICE CREAM, INC. STOCK OPTION PLAN (1993)
                            (Full Title of the Plan)

                             EDMUND R. MANWELL, ESQ.
                               MANWELL & SCHWARTZ
                        20 CALIFORNIA STREET, THIRD FLOOR
                             SAN FRANCISCO, CA 94111
                     (Name and Address of Agent for Service)

                                 (415) 362-2375
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed                       Proposed
Title of                                                      Maximum                        Maximum
Securities                                Amount              Offering                       Aggregate Amount of
to be                                     to be               Price                          Offering                Registration
Registered                                Registered (1)      Per Share(2)                   Price(2)                Fee(2)
----------                                --------------      ------------                   --------                ------
Common Stock,                              2,000,000          $18.6243                       $37,248,600             $9,834
$1.00 par value

Rights to Purchase Series  A
Participating Preferred Stock
                                           2,000,000             (3)                               (3)                      (3)





(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, split-up, merger, consolidation, recapitalization, combination or reclassification of shares or other similar event.

(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended based on the average price at which options may be exercised with respect to 2,000,000 shares presently subject to options.

(3) The Company's Rights to Purchase Series A Participating Preferred Stock initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                EXPLANATORY NOTE

        This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $1.00 per share (the "Common Stock"), of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company" or the "Registrant"), issuable pursuant to the Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993). The Registrant's previously filed Registration Statement on Form S-8 (No. 333-16701), as filed with the Securities and Exchange Commission (the "Commission") on November 25, 1996, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Company hereby incorporates by reference the following documents filed with the Commission:

        a. The Company's Annual Report on Form 10-K filed on March 24, 2000 for the fiscal year ended December 25, 1999;

        b. The Company's Quarterly Report on Form 10-Q filed on May 9, 2000 for the quarter ended March 25, 2000;

        c. The Company's Quarterly Report on Form 10-Q filed on August 8, 2000 for the quarter ended June 24, 2000;

        d. The Company's Quarterly Report on Form 10-Q filed on November 7, 2000 for the quarter ended September 23, 2000;

        e. The Registration Statement on Form S-8, File No. 333-16701 filed on November 25, 1996;

        f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A for such Common Stock (effective March 29, 1982) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

        g. The description of the Company's rights to purchase Series A Participating Preferred Stock set forth in Form 8-K filed with the Commission on March 20, 1991, including any subsequent amendment or any report or other filing filed with the Commission updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the Common Stock being registered hereunder will be passed upon for the Company by Manwell & Schwartz, San Francisco, California. Edmund R. Manwell, who serves both as Secretary of the Company and as a member of the Board of Directors of the Company, is a partner in the law firm of Manwell & Schwartz which is counsel to the Company. Mr. Manwell beneficially owns 48,000 shares of Common Stock of the Company, and has been granted options pursuant to the Company's Stock Option Plan (1993) to purchase 28,000 shares of the Company's Common Stock. Denise B. Milton, who is of counsel to Manwell & Schwartz, beneficially owns 19,100 shares of Common Stock of the Company.

ITEM 8.  EXHIBITS.


  Exhibit
   Number                              Description

     4 Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993) as amended. Incorporated by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 25, 1999.

     5 Opinion of Manwell & Schwartz as to the legality of the securities being registered.

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Manwell & Schwartz (included in Exhibit 5).

    24         Power of Attorney (included on page 4).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on February 21, 2001.


                                      DREYER'S GRAND ICE CREAM, INC.

                                      By:  /s/ T. GARY ROGERS
                                         ---------------------------------------
                                         T. Gary Rogers, Chairman of the Board
                                         and Chief Executive Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, jointly and severally his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                      Title                                      Date
               ---------                                      -----                                      ----
  /s/ T. GARY ROGERS                                Chairman of the Board and                      February 21, 2001
--------------------------------------------        Chief Executive Officer
     (T. Gary Rogers)                               and Director (Principal
                                                    Executive Officer)


  /s/ WILLIAM F. CRONK, III                         President and Director                         February 21, 2001
--------------------------------------------
     (William F. Cronk, III)

  /s/ EDMUND R. MANWELL                             Secretary and Director                         February 21, 2001
--------------------------------------------
     (Edmund R. Manwell)

  /s/ TIMOTHY F. KAHN                               Vice President - Finance                       February 21, 2001
--------------------------------------------        and Administration and
     (Timothy F. Kahn)                              Chief Financial Officer
                                                    (Principal Financial Officer)



 /s/ JEFFREY P. PORTER                              Controller                                     February 21, 2001
--------------------------------------------        (Principal Accounting Officer)
    (Jeffrey P. Porter)


  /s/ JAN L. BOOTH                                  Director                                       February 21, 2001
--------------------------------------------
     (Jan L. Booth)

  /s/ ROBERT A. HELMAN                              Director                                       February 21, 2001
--------------------------------------------
     (Robert A. Helman)

                                                    Director
--------------------------------------------
     (M. Steven Langman)

  /s/ JOHN W. LARSON                                Director                                       February 21, 2001
--------------------------------------------
     (John W. Larson)

  /s/ JACK O. PEIFFER                               Director                                       February 21, 2001
--------------------------------------------
     (Jack O. Peiffer)

  /s/ TIMOTHY P. SMUCKER                            Director                                       February 21, 2001
--------------------------------------------
     (Timothy P. Smucker)

                                  EXHIBIT INDEX

   Exhibit
   Number                            Description
   ------                            -----------

     4 Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993) as amended. Incorporated by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 25, 1999.

     5 Opinion of Manwell & Schwartz as to the legality of the securities being registered.

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2       Consent of Manwell & Schwartz (included in Exhibit 5).

    24         Power of Attorney (included on page 4).
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